Exhibit 99.1
    NEWS RELEASE

For more information, contact:
Jon Wilson
Chief Financial Officer
503-615-1685
jon.wilson@radisys.com

RADISYS REPORTS THIRD QUARTER 2015 RESULTS

Software-Systems revenue grows 33% year-on-year

HILLSBORO, OR - October 27, 2015 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, today announced financial results for the third quarter ended September 30, 2015.

Third Quarter Highlights

•	Received initial commercial deployment orders for FlowEngine from a large North American carrier;

•	Fulfilled remainder of $11 million MediaEngine order received in second quarter 2015;

•	Software-Systems revenue of $15.5 million and gross margin of 58.7%; and

•	Consolidated non-GAAP earnings per share of $0.07, an increase of $0.05 year-on-year.

“As expected, we delivered another strong quarter in our Software-Systems business with revenue increasing 33% year-over-year, and when combined with prudent expense management, led to meaningful improvement in our bottom-line results,” said Brian Bronson, Radisys President and CEO. “During the third quarter, we fulfilled the remainder of the $11 million follow-on MediaEngine order from our large Asian carrier customer and also received purchase orders as part of our ongoing engagement with a large North American carrier for the commercial deployment of our FlowEngine product. We currently expect to ship these initial commercial orders during the fourth quarter, which represents important validation for FlowEngine and the disruptive proposition it affords to communication service providers as we position to double revenue for this product line in 2016.”

Software-Systems Results

For the third quarter of 2015, Software-Systems revenue was $15.5 million, compared to $14.2 million in the prior quarter and $11.6 million in the third quarter of 2014, representing an increase of 33% year-on-year. Revenue growth was supported by continued strong MediaEngine demand in support of VoLTE deployments.

Gross margins were 58.7%, compared to 56.1% in the prior quarter and 67.6% in the third quarter of 2014.The sequential improvement was the result of continued acceleration in product sales. The year-on-year decline reflects a one-time credit in the third quarter of 2014 associated with faulty memory from a supplier.

Operating income for the third quarter was $0.7 million, compared to a loss of $1.0 million in the prior quarter and breakeven in the third quarter of 2014. The sequential and year-over-year improvement was primarily due to accelerating revenue growth and gross margin expansion.

Embedded Products Results

For the third quarter of 2015, Embedded Products revenue was $29.3 million, compared to $32.9 million in the prior quarter and $39.2 million in the third quarter of 2014. The decline in Embedded Products revenue is consistent with expectations for this segment as part of the Company's strategy announced in the first quarter of 2015.

Gross margins were 20.4% compared to 20.5% in the prior quarter and 22.8% in the third quarter of 2014. The year-on-year reduction was the result of a higher than normal charge in the third quarter of 2015 for excess and obsolete inventory associated with legacy products.

Operating income for the third quarter was $1.8 million, compared to $2.4 million in the prior quarter and $1.3 million in the third quarter of 2014. The third quarter 2015 results include a $1.3 million charge associated with excess materials related to the Company’s strategy to end of life certain products.

Consolidated Results

For the third quarter of 2015, consolidated revenue was $44.8 million, compared to $47.0 million in the prior quarter and $50.8 million in the third quarter of 2014.

On a GAAP basis, gross margin in the third quarter of 2015 was 29.0%, compared to 26.8% in the prior quarter and 28.9% in the third quarter of 2014. Third quarter 2015 GAAP research and development and selling, general and administrative expenses were $13.6 million, compared to $14.3 million in the prior quarter and $16.2 million in the third quarter of 2014.

On a non-GAAP basis, third quarter 2015 gross margin was 33.6%, compared to 31.2% in the second quarter of 2015 and 33.1% in the third quarter of 2014. Third quarter 2015 gross margin improved 240 basis points sequentially due primarily to growth in Software-Systems revenue. Third quarter 2015 research and development and selling, general and administrative expenses on a non-GAAP basis were $12.5 million, compared to $13.3 million in the prior quarter and $15.5 million in the third quarter of 2014, with the sequential reduction largely associated with Embedded Products cost-reduction initiatives.

For the third quarter of 2015, the Company recorded a GAAP net loss of $2.1 million, or $0.06 per share, compared to a GAAP net loss of $4.1 million, or $0.11 per share, in the prior quarter and GAAP net loss of $4.5 million, or $0.12 per share, in the third quarter of 2014. On a non-GAAP basis, the Company recorded a profit of $2.6 million, or $0.07 per diluted share, compared to a non-GAAP profit of $1.1 million, or $0.03 per diluted share, in the prior quarter and non-GAAP profit of $0.7 million, or $0.02 per diluted share, in the third quarter of 2014.

Chairman Rotation Plan

The Company formally announced rotation plans for the chairman position, with C. Scott Gibson moving into a director role and to be replaced as chairman by Ron de Lange effective in the second quarter of 2016. Mr. Gibson has served as the Company’s chairman since October 2002. Brian Bronson commented on the change stating, “We’d like to thank Scott for his many contributions to Radisys as chairman including his leadership in setting the Company’s current strategy as well as the recent strategically important board member additions which allowed Scott to recommend and receive support for the planned chairman transition. This succession plan formally completes the expected board changes we announced in April 2015, and we believe Ron’s background and track record of delivering shareholder value will prove beneficial as the Company continues to execute on its strategy moving forward.”

Fourth Quarter Outlook

•	Revenue is expected between $40 million and $44 million.

•	Non-GAAP gross margin in the fourth quarter is expected between 36% and 39%, and non-GAAP R&D and SG&A expenses are expected to approximate $13 million.

•	Fourth quarter non-GAAP earnings are expected to range from $0.04 to $0.10 per share.

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, October 27, 2015 at 5:00 p.m. ET to discuss its third quarter 2015 results and financial outlook for the fourth quarter of 2015.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 53016926.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on Tuesday, November 10, 2015. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 53016926.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the fourth quarter 2015, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) customer implementation of traffic management solutions, (b) the outcome of product trials, (c) the market success of customers' products and solutions, (d) the development and transition of new products and solutions, (e) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (f) the Company's dependence on certain customers and high degree of customer concentration, (g) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (h) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (i) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (j) actions by regulatory authorities or other third parties, (k) cash generation, (l) changes in tariff and trade policies and other risks associated with foreign operations, (m) fluctuations in currency exchange rates, (n) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (o) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (p) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of October 27, 2015. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, (e) gain on life insurance asset and (f) gain on sale of land held for sale. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues	$44,780	$50,805	$140,516	$144,568
Cost of sales:
Cost of sales	29,812	34,052	96,347	100,551
Amortization of purchased technology	1,961	2,056	5,935	6,165
Gross margin	13,007	14,697	38,234	37,852
Operating expenses:
Research and development	6,054	7,657	19,618	24,484
Selling, general and administrative	7,561	8,554	22,536	27,103
Intangible assets amortization	1,260	1,260	3,780	3,817
Restructuring and other charges, net	148	1,329	4,842	3,444
Loss from operations	(2,016)	(4,103)	(12,542)	(20,996)
Interest expense	(97)	(317)	(417)	(949)
Other income, net	568	463	1,126	799
Loss before income tax expense	(1,545)	(3,957)	(11,833)	(21,146)
Income tax expense	521	512	1,405	1,968
Net loss	$(2,066)	$(4,469)	$(13,238)	$(23,114)

Net loss per share:
Basic	$(0.06)	$(0.12)	$(0.36)	$(0.68)
Diluted	$(0.06)	$(0.12)	$(0.36)	$(0.68)
Weighted average shares outstanding
Basic	36,830	36,332	36,740	34,097
Diluted	36,830	36,332	36,740	34,097

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$18,376	$31,242
Accounts receivable, net	43,881	43,845
Inventories and inventory deposit, net	15,609	18,475
Other current assets	6,374	9,822
Total current assets	84,240	103,384
Property and equipment, net	6,828	9,786
Intangible assets, net	33,509	43,224
Other assets, net	3,610	4,326
Total assets	$128,187	$160,720

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,712	$33,679
Deferred revenue	7,352	6,204
Other accrued liabilities	13,491	12,261
Line of credit	10,000	10,000
Convertible senior notes	—	18,000
Total current liabilities	58,555	80,144
Other long-term liabilities	2,977	2,800
Total liabilities	61,532	82,944
Shareholders' equity:
Common stock	337,143	334,024
Accumulated deficit	(269,909)	(256,671)
Accumulated other comprehensive income	(579)	423
Total shareholders’ equity	66,655	77,776
Total liabilities and shareholders’ equity	$128,187	$160,720

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(2,066)	$(4,469)	$(13,238)	$(23,114)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,582	5,021	14,056	15,357
Stock-based compensation expense	1,172	778	2,971	3,359
Other	420	44	1,150	3,614
Changes in operating assets and liabilities:
Accounts receivable	(4,932)	(1,767)	(25)	(2,332)
Inventories	(1,631)	1,841	1,745	6,179
Other receivables	367	3,784	2,874	(3,312)
Accounts payable	1,679	(3,071)	(5,910)	(3,391)
Deferred revenue	782	(6,379)	1,148	(2,043)
Other operating assets and liabilities	115	2,568	2,331	(1,289)
Net cash provided by (used in) operating activities	488	(1,650)	7,102	(6,972)
Cash flows from investing activities:
Capital expenditures	(607)	(584)	(1,653)	(1,861)
Net cash used in investing activities	(607)	(584)	(1,653)	(1,861)
Cash flows from financing activities:
Borrowings on line of credit	—	—	8,500	—
Payments on line of credit	—	—	(8,500)	(5,000)
Repayment of convertible senior notes	—	—	(18,000)	—
Proceeds from issuance of common stock	83	61	250	21,081
Other financing activities, net	(5)	(250)	(102)	(551)
Net cash provided by (used in) financing activities	78	(189)	(17,852)	15,530
Effect of exchange rate changes on cash and cash equivalents	(132)	(245)	(463)	(241)
Net increase (decrease) in cash and cash equivalents	(173)	(2,668)	(12,866)	6,456
Cash and cash equivalents, beginning of period	18,549	34,606	31,242	25,482
Cash and cash equivalents, end of period	$18,376	$31,938	$18,376	$31,938

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue
Software-Systems	$15,477	$11,620	$39,336	$29,861
Embedded Products and Hardware Services	29,303	39,185	101,180	114,707
Total revenues	$44,780	$50,805	$140,516	$144,568

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Gross margin
Software-Systems	$9,081	$7,857	$22,354	$18,871
Embedded Products and Hardware Services	5,973	8,940	22,043	25,472
Corporate and other	(2,047)	(2,100)	(6,163)	(6,491)
Total gross margin	$13,007	$14,697	$38,234	$37,852

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Income (loss) from operations
Software-Systems	$743	$13	$(3,126)	$(4,699)
Embedded Products and Hardware Services	1,782	1,307	8,112	488
Corporate and other	(4,541)	(5,423)	(17,528)	(16,785)
Total loss from operations	$(2,016)	$(4,103)	$(12,542)	$(20,996)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2015		2014		2015		2014
North America	$18,539	41.4%	$17,730	34.9%	$58,470	41.6%	$54,164	37.5%
Asia Pacific	19,206	42.9	21,303	41.9	58,016	41.3	54,398	37.6
Europe, the Middle East and Africa	7,035	15.7	11,772	23.2	24,030	17.1	36,006	24.9
Total	$44,780	100.0%	$50,805	100.0%	$140,516	100.0%	$144,568	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2015		2014		2015		2014
GROSS MARGIN:
GAAP gross margin	$13,007	29.0%	$14,697	28.9%	$38,234	26.4%	$37,852	26.2%
(a) Amortization of acquired intangible assets	1,961		2,056		5,935		6,165
(b) Stock-based compensation	86		44		228		326
Non-GAAP gross margin	$15,054	33.6%	$16,797	33.1%	$44,397	31.6%	$44,343	30.7%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$6,054	13.5%	$7,657	15.1%	$19,618	14.0%	$24,484	16.9%
(b) Stock-based compensation	252		131		641		684
Non-GAAP research and development	$5,802	13.0%	$7,526	14.8%	$18,977	13.5%	$23,800	16.5%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$7,561	16.9%	$8,554	16.8%	$22,536	16.0%	$27,103	18.7%
(b) Stock-based compensation	834		603		2,102		2,349
Non-GAAP selling, general and administrative	$6,727	15.0%	$7,951	15.7%	$20,434	14.5%	$24,754	17.1%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(2,016)	(4.5)%	$(4,103)	(8.1)%	$(12,542)	(8.9)%	$(20,996)	(14.5)%
(a) Amortization of acquired intangible assets	3,221		3,316		9,715		9,982
(b) Stock-based compensation	1,172		778		2,971		3,359
(c) Restructuring and acquisition-related charges, net	148		1,329		4,842		3,444
Non-GAAP income (loss) from operations	$2,525	5.6%	$1,320	2.6%	$4,986	3.5%	$(4,211)	(2.9)%

NET INCOME (LOSS):
GAAP net loss	$(2,066)	(4.6)%	$(4,469)	(8.8)%	$(13,238)	(9.4)%	$(23,114)	(16.0)%
(a) Amortization of acquired intangible assets	3,221		3,316		9,715		9,982
(b) Stock-based compensation	1,172		778		2,971		3,359
(c) Restructuring and acquisition-related charges, net	148		1,329		4,842		3,444
(d) Income taxes	132		93		630		689
(e) Gain on Life Insurance asset	—		(361)		—		(361)
Non-GAAP net income (loss)	$2,607	5.8%	$686	1.4%	$4,920	3.5%	$(6,001)	(4.2)%

GAAP weighted average diluted shares	36,830		36,332		36,740		34,097
Dilutive equity awards included in
non-GAAP earnings per share	167		524		156		—
Non-GAAP weighted average diluted shares	36,997		36,856		36,896		34,097
GAAP net loss per share (diluted)	$(0.06)		$(0.12)		$(0.36)		$(0.68)
Non-GAAP adjustments detailed above	0.13		0.14		0.49		0.50
Non-GAAP net income (loss) per share (diluted)	$0.07		$0.02		$0.13		$(0.18)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2015
	Low End	High End
GAAP net loss	(3.0)	(0.9)
(a) Amortization of acquired intangible assets	3.2	3.2
(b) Stock-based compensation	1.1	1.1
(c) Restructuring and acquisition-related charges, net	—	—
(d) Income taxes	0.2	0.3
Total adjustments	4.5	4.6
Non-GAAP net income	$1.5	$3.7

GAAP weighted average shares	37,000	37,000
Non-GAAP adjustments	200	200
Non-GAAP weighted average shares (diluted)	37,200	37,200

GAAP net loss per share	(0.08)	(0.02)
Non-GAAP adjustments detailed above	0.12	0.12
Non-GAAP net income per share (diluted)	$0.04	$0.10

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2015
GAAP	32.7%
(a) Amortization of acquired intangible assets	4.6
(b) Stock-based compensation	0.2
Non-GAAP	37.5%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2015
GAAP	$14.0
(b) Stock-based compensation	1.0
Non-GAAP	$13.0

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on life insurance asset: Includes a death benefit received from life insurance assets which were a component of the Company's deferred compensation plan. This transaction is not part of the Company's ordinary course of business and therefore has been excluded from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.